EXHIBIT 23.1
[Letterhead of Torys LLP]
October 1, 2009
Securities and Exchange Commission
100 F. Street, N.E.
Washington, D.C. 20549
Re:   Primary Energy Recycling Corporation (the “Company”)
Dear Sirs/Mesdames:
We hereby consent to all references to this firm in the registration statement on Form F-7 (the “Registration Statement”) filed by the Company under the Securities Act of 1933, as amended, including the references in the Registration Statement under the captions “Certain Canadian Federal Income Tax Considerations”, “Certain U.S. Federal Income Tax Considerations” and “Legal Matters”.
Yours very truly,
/s/  Torys LLP